UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 10, 2006
Continucare Corporation
(Exact name of registrant as specified in its Charter)

Florida (State or other jurisdiction or incorporation or organization)	1-12115 (Commission File Number)

7200 Corporate Center Drive, Suite 600, Miami, Florida (Address of principal executive offices)	33126 (Zip Code)
59-2716023
(IRS Employer Identification No.)
(305) 500-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 10, 2006, Continucare Corporation, a Florida corporation (“Continucare”), entered into a definitive Asset Purchase Agreement (the “Agreement”) with CNU Blue 1, Inc., a Florida corporation and a wholly-owned subsidiary of Continucare (“Buyer”), CNU Blue 2, LLC, a Florida limited liability company and a wholly-owned subsidiary of Buyer (“Buyer LLC”), Miami Dade Health and Rehabilitation Services, Inc., a Florida corporation (“MDHRS”), Miami Dade Health Centers, Inc., a Florida corporation (“MDHC”), West Gables Open MRI Services, Inc., a Florida corporation (“West Dade”), Kent Management Systems, Inc. (“Kent”), Pelu Properties, Inc., a Florida corporation (“Pelu”), Peluca Investments, LLC, a Florida limited liability company (“Peluca”), and Miami Dade Health Centers One, Inc., a Florida corporation (“MDHC One, and, collectively with MDHRS, MDHC, West Dade, Kent, Pelu and Peluca, the “Sellers”), MDHC Red, Inc., a Florida corporation (“Retain”), and the principal shareholders of each Seller (the “Owners”). Upon the terms and subject to the conditions of the Agreement, Buyer will acquire substantially all of the assets and operations of Sellers and assume certain liabilities of Sellers (the “Acquisition”). The Acquisition is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.
     Under the terms of the Agreement, at the Closing, Continucare will pay Sellers $5.0 million cash and issue to Sellers 20.0 million shares of Continucare’s common stock, par value $.0001 per share (the “Continucare Shares”) and pay Owners an additional $1.0 million cash on the first anniversary date of the Closing. In addition, upon the terms and subject to the conditions of the Agreement, following the closing Continucare will pay to Owners up to $2.0 million based on the monthly payments in respect of the Sellers’ business operations received by Continucare or any of its subsidiaries from certain identified third-party payors during the fourteen day period commencing the day after the Closing Date and make certain other payments to Owners depending on the collection of certain receiveables that were fully reserved on the books of Sellers as of December 31, 2005. Upon the terms and subject to the conditions of the Agreement, CNU, Sellers and Owners have made customary representations, warranties and covenants in the Agreement, including, among others, covenants (i) to conduct their respective businesses in the ordinary and usual course during the interim period between the execution of the Agreement and the effective time of the Acquisition (the “Interim Period”), (ii) not to engage in certain kinds of transactions during the Interim Period, (iii) to cause a shareholder meeting to be held by Continucare to consider approval of the issuance of Continucare Shares in connection with the Acquisition. Sellers have made certain additional customary covenants, including, among others, covenants (i) not to solicit proposals for alternative business combination transactions and (ii) to complete an audit of Sellers’ historical financial statements.
     CNU’s and Sellers’ respective obligations to consummate the Acquisition are subject to customary conditions, including, among others: (i) the requisite vote of Continucare’s shareholders approving the issuance of Continucare Shares, as the case may be, (ii) the accuracy of the representations and warranties made by the other party under the Agreement, (iii) compliance of the other party with its covenants, and (iv) no material adverse change to either Continucare or Sellers. Continucare’s obligations to consummate the Acquisition are also subject to the audit of Sellers’ financial statements not reflecting any material adverse audit adjustments from Sellers’ unaudited financial statements and that such audited financial statements reflect adjusted EBITDA of at least $6.0 million for the year ended December 31, 2005. The Agreement contains certain customary termination rights for both Continucare and Sellers.
     At the Closing, Continucare will enter into one-year employment agreements with each of the Owners. Under these agreements, Dr. Cruz will be employed as Vice Chairman of Continucare at an annual salary of $225,000, Mr. Jose Garcia will be employed as Executive Vice President at an annual salary of $275,000, and Mr. Carlos Garcia will be employed as President — Diagnostics Division at an annual salary of $225,000. Each of the Owners will also receive options to acquire 100,000 shares of Continucare’s common stock at a per share exercise price equal to the closing price of Continucare’s common stock on the date of grant. The options will vest ratably over a term of four years and have a term of ten years. Continucare has also agreed that Dr. Cruz will be appointed to the Continucare Board of Directors effective as of the Closing. The terms of the Agreement also subject each of the Owners to a five-year non-competition covenant following the Closing. The owners will also agree to a five-year non-competition covenant in certain counties in the state of Florida.
     The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01 Other Events
     Concurrent with the execution and delivery of the Agreement, Owners entered into a Voting Agreement dated as of May 10, 2006 (the “Voting Agreement”), with Phillip Frost, M.D., Frost Gamma Investments Trust, Frost Nevada Investments Trust, and Richard C. Pfenniger, Jr. (the “Shareholders”). Pursuant to the Voting Agreement, the Shareholders have agreed that until the termination of the Voting Agreement, the Shareholders will vote or cause to be voted the shares of Continucare common stock over which the Shareholders have voting power in favor of the approval of the issuance of Continucare Shares in connection with the Acquisition. The shares of Continucare common stock beneficially owned by the Shareholders subject to the Voting Agreement constituted approximately 46% of the total issued and outstanding shares of Continucare common stock as of May 10, 2006.
     The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement. A copy of the Voting Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     In connection with the proposed transaction, Continucare intends to file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the proxy statement and other materials when they are available because they will contain important information. Investors will be able to obtain free copies of the proxy statement, when it becomes available, as well as other filings containing information about Continucare and Sellers at the SEC’s Internet site (http://www.sec.gov). These documents also may be accessed and downloaded free of charge from the investor relations section of Continucare’s Internet site (www.continucare.com ) or obtained free of charge by directing a request to Continucare Corporation, 7200 Corporate Center Drive, Suite 600, Miami, Florida 33126 Attention: Corporate Secretary by mail or by calling (305) 500-2000.
     Continucare and its directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the proposed transaction. Information regarding Continucare’s directors and executive officers is available in Continucare’s proxy statement for its 2005 annual meeting of shareholders, dated June 24, 2005. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement and the other relevant documents filed with the SEC when they become available.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of May 10, 2006, among Continucare Corporation, a Florida corporation, CNU Blue 1, Inc., a Florida corporation and a wholly-owned subsidiary of CNU, CNU Blue 2, LLC, a Florida limited liability company and a wholly-owned subsidiary of Buyer, Miami Dade Health and Rehabilitation Services, Inc., a Florida corporation, Miami Dade Health Centers, Inc., a Florida corporation, West Gables Open MRI Services, Inc., a Florida corporation, Kent Management Systems, Inc., Pelu Properties, Inc., a Florida corporation, Peluca Investments, LLC, a Florida limited liability company owned by the Owners, and Miami Dade Health Centers One, Inc., a Florida corporation, MDHC Red, Inc., a Florida corporation, and each of the shareholders of each Seller identified therein.

99.1	Voting Agreement dated May 10, 2006, among Luis Cruz, M.D., Jose M. Garcia, and Carlos Garcia, Phillip Frost, M.D., Frost Gamma Investments Trust, Frost-Nevada Investments Trust, and Richard C. Pfenniger, Jr. and the other parties signatory hereto.

99.2	Press Release dated May 10, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONTINUCARE CORPORATION
/s/ Fernando L. Fernandez
Fernando L. Fernandez
Senior Vice President -- Finance, Chief Financial Officer, Treasurer & Secretary

Dated: May 10, 2006

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